EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of Imaging Diagnostic Systems, Inc. of our report dated August 23, 2004, which appears on Page F-1 of Form 10-K for the year ended June 30, 2004; of our report dated July 13, 2005, which appears on Page F-1 of Form 10-K/A2 for the year ended June 30, 2004; and to the reference to our firm under the caption "Experts" in the Prospectus.


                                        /s/ Margolies, Fink and Wichrowski
                                        -----------------------------------
                                        MARGOLIES, FINK and WICHROWSKI
Pompano Beach, Florida
July 22, 2005